Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Shopify Inc. of our report dated February 16, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which is filed as Exhibit 1.2 of Shopify Inc.’s Annual Report on Form 40-F for the year ended December 31, 2021.

We also consent to reference to us under the heading “Interests of Experts”, which appears in the Annual Information Form included in Exhibit 1.1 of Shopify Inc.’s Annual Report on Form 40-F for the year ended December 31, 2021, which is incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants, Licensed Public Accountants

Ottawa, Canada
September 9, 2022

PricewaterhouseCoopers LLP
99 Bank Street, Suite 710, Ottawa, Ontario, Canada K1P 1E4
T: +1 613 237 3702, F: +1 613 237 3963, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.